K 1 form8-k.htm CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): March 23, 2010

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

SARS Corporation
2462 Washington Road
Washington, IL 61571
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (309) 427-5961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Government and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2010, the Board of Directors (the “Board”) of SARS Corporation, a Nevada corporation (the “Company”), ratified the reappointment of Mark Swank as President and Chief Executive Officer of the Company.  Mark Swank briefly served as President and Chief Executive Officer of the Company during 2009, prior to his resignation on November 13, 2009, but continued consulting for the Company on a full-time basis, thereafter, as to matters related to strategic acquisitions and to customer and vendor relations in connection with the Company’s subsidiary, FasTech Services, Inc., ("FasTech Services").  The Board also confirmed and ratified Mr. Swank’s continuing appointment as a director of the Company.

Mark Swank, 38, is the founder and Chairman of the board of Swank Enterprises, Inc., a Illinois-based conglomerate of HVAC and mechanical and electrical construction companies that in October 2009 were merged into FasTech Services.  Prior to founding Swank Enterprises, Mr. Swank held numerous senior management positions in several private and public technology companies across the United States.   Mr. Swank obtained a B.A. degree in Business from Sutherland University in California and a M.B.A. from Sutherland University where he graduated summa cum laude.

Also, on March 23, 2010, the Board ratified the appointment of Phillip Heinz as Senior Vice-President and Chief Financial Officer of SARS.  Mr. Heinz, 50, previously acted as Controller of several of the HVAC companies that SARS acquired in 2009, which are now part of FasTech Services. He joined T.A. Brinkoetter & Sons, Inc. (“TAB”), one of the HVAC construction companies that is now part of FasTech Services, in 1986, and has held many positions within TAB, including Project Manager, Estimator, Corporate Controller, and Assistant Vice-President, before being appointed as TAB’s, Chief Financial Officer, with responsibility is for the Company's accounting, financial reporting, treasury, budgeting, and other administrative functions. Prior to becoming the CFO, Mr. Heinz has held many positions in the construction industry. Mr. Heinz received a degree in Economics from the University of Illinois.

Concurrent with the reappointment of Mark Swank and the appointment of Phillip Heinz, Laurence Shelver resigned from the position of Chief Executive Officer and Alan Chaffee resigned as Chief Financial Officer of SARS.  Additionally, Clayton Shelver resigned as Chief Technology and Information Officer.  Neither Laurence Shelver’s, Alan Chaffee’s nor Clayton Shelver’s resignation arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.  Alan Chaffee, who has serviced the Company in several capacities since November 2007, will continue on a consulting basis as to  the preparation of the financial statements for the Company, in addition to providing other accounting needs.   Clayton Shelver will continue to serve as a Director of the Company.

The Board has not named Mr. Swank or Mr. Heinz to any committees or subcommittees of the Board at this time.  To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, no such information exists.

Section 8 – Other Information

Item 8.01 Other Information

On March 24, 2010, the Company issued a press release regarding the above detailed  restricting of management, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.2	Press Release dated March 24, 2010	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2010

SARS Corporation

/s/ Mark Swank
By: Mark Swank
Its:  Chief Executive Officer, President